Exhibit h.3

[FORM OF DEALER MANAGER AGREEMENT]

OXFORD LANE CAPITAL CORP.

Up to 2,522,077 Shares of Common Stock Issuable Upon Exercise

of Non-transferable Rights to Subscribe for

Such Shares of Common Stock

DEALER MANAGER AGREEMENT

New York, New York

January 7, 2013

Ladenburg Thalmann & Co., Inc.

520 Madison Avenue

New York, NY 10022

Ladies and Gentlemen:

Oxford Lane Capital Corp., a Maryland corporation (the “Company”), Oxford Lane Management, LLC, a Connecticut limited liability company (the “ Adviser ”), and the Adviser’s managing member, BDC Partners, LLC, a Delaware limited liability company (“ BDC Partners ”), each confirms its agreement with and appointment of Ladenburg Thalmann & Co, Inc. (“Ladenburg” ) to act as dealer manager (the “Dealer Manager ”) in connection with the issuance by the Company to the holders of record (the “Holders ”) at 5:00 p.m. (New York City time) on January 18, 2013 (the “Record Date ”) or such other date as is established as the record date for such purpose of shares of common stock, par value $.01 per share (the “Common Stock ”), of the Company, of non-transferable rights entitling Holders to subscribe collectively for up to an aggregate of up to 2,522,077 whole shares (each, a “Share ” and, collectively, the “Shares ”) of Common Stock (the “Rights Offering ”). Pursuant to the terms of the Rights Offering, the Company is issuing each Holder one non-transferable right (each, a “Right” and, collectively, the “Rights”) for each whole share of Common Stock held by such Holder on the Record Date. The Rights entitle Holders to acquire during the subscription period (the “Subscription Period ”) set forth in the Prospectus (as defined below), at the subscription price set forth in the Prospectus, one Share for every two Rights exercised, on the terms and subject to the conditions set forth in the Prospectus. No fractional Shares will be issued. Pursuant to the over-subscription privilege in connection with the Rights Offering (the “Over-Subscription Privilege”), Holders who fully exercise all Rights issued to them (other than those which cannot be exercised because they represent the right to acquire less than one Share) may subscribe for additional Shares not subscribed for by other Holders (the “Remaining Shares”) on the terms and subject to the conditions set forth in the Prospectus, including as to proration.

The Fund has prepared and filed with the Commission pursuant to the Securities Act, a shelf registration statement on Form N-2 (File No. 333-183228) for the offer and sale of an aggregate amount of up to $100,000,000 of certain of the Fund’s securities, including the Rights and the Shares, which registration statement was declared effective by the Commission on October 10, 2012, and which contains a form of prospectus, dated October 10, 2012 (the “Base Prospectus”), pertaining to the offer, issuance and sale of the securities registered thereby, including the Rights and the Shares. The Fund has filed with the Commission pursuant to rule 497 under the Securities Act a prospectus supplement, dated January 7, 2013, to the Base Prospectus (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) relating to the Rights Offering and the issuance of the Rights and the offer, issuance and sale of the Shares in connection therewith. Such registration statement as amended, including the exhibits and schedules thereto, at the time it became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430C and Rule 497 under the securities Act, is hereinafter referred to as the “Registration Statement.” All references in this Agreement to the Registration Statement, the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

Any letters to beneficial owners of the shares of Common Stock of the Company, forms used to exercise rights, any letters from the Company to securities dealers, commercial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Company may use, approve, prepare or authorize in writing for use in connection with the Rights Offering, as any of them may be amended, modified or supplemented from time to time, in each case in the form filed with the Commission as an exhibit to the Registration Statement or pursuant to Rule 482 under the Securities Act, as applicable, are collectively referred to hereinafter as the “ Offering Materials.”

1. Representations and Warranties.

(a)  The Company, the Adviser and BDC Partners represent and warrant to, and agree with, the Dealer Manager as of the date hereof and as of the date of the commencement of the Rights Offering (such later date being hereinafter referred to as the “Representation Date”) and as of the expiration date of the Rights Offering set forth in the Prospectus, as it may be extended as provided in the Prospectus (the “Expiration Date”) that:

(i)  The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act; and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times the Registration Statement and any post-effective amendments thereto became effective, as of the Representation Date and at the Expiration Date, the Registration Statement (as amended or supplemented) complied and will comply in all material respects with the requirements of the Securities Act, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (as amended or supplemented), as of its date, and as of the respective dates of any amendments or supplements thereto, as of the Representation Date and as of the Expiration Time, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Offering Materials (as amended or supplemented), as of their date, as of the Representation Date, or if filed with the Commission thereafter, as of such filing date, and at the Expiration Time, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they have been made, not misleading. The representations and warranties in this Section 1(a)(i) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or the Offering Materials made in reliance upon and conformity with information concerning the Dealer Manager furnished in writing by or on behalf of the Dealer Manager to the Company expressly for use in the Registration Statement, the Prospectus or the Offering Materials.

(ii)  The Company’s registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) is effective.

(iii)  The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Maryland. The Company has full power and authority to own its property and to conduct its business as described in the Prospectus and enter into this Agreement and the Subscription Agent Agreement dated as of January 7, 2013 (the “ Subscription Agent Agreement ”) by and among the Company, Computershare, Inc. and Computershare Trust Company, N.A., and is in good standing and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company (a “Company Material Adverse Effect” ). The Company has no consolidated subsidiaries.

(iv)  The Company is registered with the Commission under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act” ), as a closed-end management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the best of its knowledge, threatened by the Commission, and is, and at all times through the Expiration Date will be, in compliance in all material respects with the applicable terms and conditions of the Securities Act and the Investment Company Act. No person is serving or acting as an officer or director of, or investment adviser to, the Company except in compliance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “ Advisers Act ”). Except as disclosed in the Registration Statement and the Prospectus, no director of the Company is an “interested person” (as defined in the Investment Company Act) of the Company or an “affiliated person” (as defined in the Investment Company Act) of the Dealer Manager.

(v)  Each of this Agreement, the Subscription Agreement, the Investment Advisory Agreement dated as of September 9, 2010, by and between the Company and the Adviser (the “Investment Advisory Agreement”), and the Administration Agreement, dated as of September 9, 2010 (the “Administration Agreement”), by and between the Company and BDC Partners (collectively, all the foregoing are the “Company Agreements”), has been duly authorized by the Company. Each Company Agreement complies with all applicable provisions of the Securities Act, the Investment Company Act and the Advisers Act. The Company has adopted a Dividend Reinvestment Plan (the “Plan”). Each Company Agreement has been duly executed and delivered by the Company and (assuming the due and valid authorization, execution and delivery by the other parties thereto) represents a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law, and (b) in the case of the Investment Advisory Agreement, with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

(vi)  None of (1) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and each Company Agreement, or (2) the issuance of the Rights and the issuance and sale of the Shares as contemplated by this Agreement conflicts with or will conflict with, result in, or constitute a violation, breach of, default under, (x) the articles of amendment and restatement of the Company, as amended to date (the “Charter” ) or the amended and restated bylaws of the Company, as amended to date (the “Bylaws” ) (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Company that is material to the Company, or (z) any law, rule or regulation applicable to the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) a Company Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by the Dealer Manager.

(vii)  No consent, approval, authorization, order or permit of, license from, or qualification with, any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Company for the performance by the Company of its obligations under this Agreement or the Company Agreements, except such as have been obtained and as may be required by (i) the Securities Act, the Investment Company Act, the Advisers Act, or the Exchange Act, (ii) the rules and regulations of the Financial Industry Regulatory Authority ( “FINRA” ) or the Nasdaq Stock Market ( “Nasdaq” ), (iii) by the securities or “blue sky laws” of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have neither (i) a Company Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(viii)  The authorized, issued and outstanding capital stock of the Company conforms in all material respects to the description thereof under the heading “Description of Securities” in the Prospectus, and this Agreement, the Charter, the Bylaws, the Company Agreements and the Plan conform in all material respects to the descriptions thereof contained in the Prospectus.

(ix)  This Agreement and the other Company Agreements, the Charter and the Bylaws, and the Plan comply with all applicable provisions of the Securities Act and the Investment Company Act, and all approvals of such documents required under the Investment Company Act by the Company’s shareholders and Board of Directors have been obtained and are in full force and effect.

(x)  The Company Agreements are in full force and effect and neither the Company nor, to the knowledge of the Company, any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Company thereunder, and the Company is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, the default under or breach of which could reasonably be expected to have a Company Material Adverse Effect.

(xi)  The shares of Common Stock outstanding prior to the issuance of the Rights and the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding shares of Common Stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Other than as contemplated in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(xii)  The Rights have been duly authorized by all requisite corporate action on the part of the Company for issuance pursuant to the Rights Offering; the Shares have been duly authorized by all requisite corporate action on the part of the Company for issuance and sale pursuant to the terms of the Rights Offering and, when issued and delivered by the Company pursuant to the terms of the Rights Offering against payment of the consideration set forth in the Prospectus will be validly issued and fully paid and non-assessable; all statements relating to the Shares and the Rights contained in the Registration Statement and the Prospectus conform, in all material respects, to the Shares and the Rights, as the case may be; and the issuance of each of the Rights and the Shares is not subject to any preemptive rights.

(xiii)  The Common Stock has been duly listed on the Nasdaq Global Select Market and prior to their issuance, each of the Rights and Shares will have been approved for listing, subject to official notice of issuance.

(xiv)  There has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Prospectus, and there have been no transactions entered into by the Company which are material to the Company other than those in the ordinary course of its business or as described in the Prospectus.

(xv)  There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject (i) other than proceedings accurately described in all material respects in the Prospectus and proceedings that would not have a Company Material Adverse Effect, or limit the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(xvi)  The statements in the Registration Statement and the Prospectus under the headings “Summary - Operating and Regulatory Structure”, “The Offer – Federal Income Tax Consequences of the Offer; ERISA Considerations”,“Investment Advisory Agreement”, “Administration Agreement”, “Regulation as a Registered Closed-End Management Investment Company”, “Dividend Reinvestment Plan”, and “Description of Securities”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(xvii)  The Company has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in a Company Material Adverse Effect.

(xviii)  Except as otherwise contemplated in the Prospectus, the financial statements included in the Registration Statement and the Prospectus, together with the related notes thereto (collectively, the “Company Financial Statements” ), present fairly the financial condition of the Company as of the date indicated and said Company Financial Statements comply as to form with the requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles ( “GAAP” ). The supporting schedules to such Company Financial Statements, if any, present fairly in accordance with GAAP the information required to be stated therein. PricewaterhouseCoopers LLP, whose report appears in the Prospectus and who have certified the Company Financial Statements and supporting schedules, if any, included in the Registration Statement, is an independent registered public accounting firm as required by the Investment Company Act, the Securities Act and the Public Company Accounting Oversight Board.

(xix)  There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Prospectus, other than as described therein.

(xx)  There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the securities registered pursuant to the Registration Statement.

(xxi)  The expense summary information set forth in the Prospectus in the “Fees and Expenses” Table has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based and comply in all material respects with the requirements of Form N-2.

(xxii)  Subsequent to the respective dates as of which information is given in each of the Registration Statement and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as contemplated in the Registration Statement and the Prospectus, respectively.

(xxiii)  The Company owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Company Material Adverse Effect.

(xxiv)  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and with the applicable requirements of the Securities Act and the Investment Company Act; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability and compliance with the books and records requirements under the Securities Act and the Investment Company Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the Company’s most recent audited financial statements included in the Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated); (ii) no fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and (iii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxv)  The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 30a-3 under the Investment Company Act); such disclosure controls and procedures are effective; and the Company is not aware of any material weakness in such controls and procedures.

(xxvi)  Neither the Company nor, to the knowledge of the Company, any employee nor agent of the Company has made any payment of funds of the Company or received or retained any funds, which payment, receipt or retention is of a character to be disclosed in the Prospectus.

(xxvii)  Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xxviii)  There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the Securities Act or the Investment Company Act which have not been so described or filed as required.

(xxix)  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws” ) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxx)  Neither the Company, the Adviser nor BDC Partners nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Adviser or BDC Partners is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corruption Practices Act of 1977, as amended, and the rules and regulations thereunder ( “FCPA” ), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Adviser or BDC Partners, and to the knowledge of the Company, the Adviser or BDC Partners, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxi)  Neither the Company, the Adviser or BDC Partners nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Adviser or BDC Partners is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasure Department ( “OFAC” ) and neither the Company, the Adviser or BDC Partners will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxii)  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 under the Investment Company Act, are in full force and effect; the Company is in compliance with the terms of such policies and fidelity bond in all material respects; there are no claims by the Company under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and then such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not result in a Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto).

(xxxiii)  Except as set forth in or contemplated in the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Dealer Manager (the description of such arrangements and outstanding indebtedness thereunder is true, accurate and complete in all respects) and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Dealer Manager.

(xxxiv)  There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement or the Prospectus which have not been described as required, it being understood and agreed that the Company, the Investment Adviser and BDC Partners make no representation or warranty with respect to such relationships involving the Dealer Manager or any affiliate and any other person that have not been disclosed to the Company by the Dealer Manager in connection with the Rights Offering.

(xxxv)  The Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Rights and the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, shares of Common Stock of the Company and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of Regulation M under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of the exercises of Rights pursuant to this Agreement); provided that any action in connection with the Company’s dividend reinvestment plan will not be deemed to be within the terms of this Section 1(a)(xxxv).

(xxxvi)  The Company intends to direct the investment of the proceeds of the Rights Offering described in the Registration Statement and the Prospectus in such a manner as to comply with the applicable requirements to qualify to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code”).

(xxxvii)  The Company and its officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(xxxviii) The Company has (a) appointed a Chief Compliance Officer and (b) adopted and implemented written policies and procedures which the Board of Directors of the Company has determined are reasonably designed to prevent violations of the federal securities laws in a manner required by and consistent with Rule 38a-1 under the Investment Company Act and is in compliance in all material respects with such Rule.

(xxxix)  The Company owns, leases or has rights to use all such properties as are necessary to the conduct of its operations as presently conducted.

(xl)   No director or officer of the Company or the Adviser is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be and act in his respective capacity of the Company or the Adviser or result in a Company Material Adverse Effect.

(xli)  The Company has not distributed and, prior to the occurrence of the Expiration Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the transactions contemplated herein other than the Prospectus or any Offering Materials to which the Dealer Manager has consented.

Any certificate signed by or on behalf of the Company and delivered to the Dealer Manager or counsel for the Dealer Manager in connection with the Rights Offering shall be deemed to be a representation and warranty by the Company as to the matters covered therein to each Dealer Manager.

(b)  The Adviser and BDC Partners represent and warrant to, and agree with, the Dealer Manager as of the date hereof, as of the Representation Date and as of the Expiration Date that:

(i)   Each of the Adviser and BDC Partners has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Connecticut and the State of Delaware, respectively, with the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and enter into this Agreement and the other Fund Agreements to which the Adviser or BDC Partners is a party, as the case may be, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Adviser or BDC Partners, as the case may be (an “Adviser/BDC Partners Material Adverse Effect” ). Each of the Adviser and Administrator has no subsidiaries.

(ii)  The Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as an investment adviser to the Company as contemplated by the Registration Statement and the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Adviser, threatened by the Commission.

(iii)   Each of this Agreement and the Company Agreements to which the Adviser or BDC Partners is a party, as the case may be, has been duly authorized by the Adviser and/or BDC Partners, as applicable. Each Company Agreement to which the Adviser or BDC Partners is a party, complies with the applicable provisions of the Securities Act, the Investment Company Act and the Advisers Act. Each Company Agreement to which the Adviser or BDC Partners is a party has been duly executed and delivered by the Adviser or BDC Partners, as applicable and (assuming the due and valid authorization, execution and delivery by the other parties thereto) represents a valid and binding agreement of the Adviser or BDC Partners, as applicable, enforceable against the Adviser or BDC Partners, as applicable, in accordance with its terms, except (a) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Adviser’s or BDC Partners’ obligations thereunder, as applicable, may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law, and (b) in the case of the Investment Advisory Agreement, with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

(iv)   The execution and delivery by the Adviser and/or BDC Partners, as applicable, of, and the performance by the Adviser and/or BDC Partners, as applicable, of its obligations under, this Agreement and each Company Agreement to which the Adviser or BDC Partners is a party, respectively, does not conflict with or will conflict with, result in, or constitute a violation, breach of, default under, (x) the limited liability company operating agreement of the Adviser and/or BDC Partners, as applicable (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Adviser and/or BDC Partners, as applicable, that is material to the Adviser and/or BDC Partners, as applicable, or (z) any law, rule or regulation applicable to the Adviser and/or BDC Partners, as applicable, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Adviser and/or BDC Partners, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) an Adviser/BDC Partners Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by the Dealer Manager.

(v)   No consent, approval, authorization, order or permit of, license from, or qualification or registration with any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Adviser and/or BDC Partners, as applicable, for the performance by the Adviser and/or BDC Partners, as applicable, of its obligations under this Agreement or any Company Agreement to which it is a party, except such as have been obtained and as may be required by (i) the Securities Act, the Investment Company Act, the Advisers Act or the Exchange Act, (ii) the rules and regulations of the FINRA or Nasdaq, (iii) by the securities or “blue sky laws” of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have neither (i) an Adviser/BDC Partners Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(vi)   There are no legal or governmental proceedings pending or, to the knowledge of the Adviser and BDC Partners, threatened to which the Adviser and/or BDC Partners is a party or to which any of the properties of the Adviser and/or BDC Partners is subject (i) other than proceedings accurately described in all material respects in the Prospectus and proceedings that would not have a material adverse effect on the Adviser and/or BDC Partners, as applicable, or on the power or ability of the Adviser and/or BDC Partners, as applicable, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(vii)   Each of the Adviser and BDC Partners has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in an Adviser/BDC Partners Material Adverse Effect.

(viii)   Each of the Adviser and BDC Partners has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and by this Agreement and each Company Agreement to which it is a party.

(ix)   The Investment Advisory Agreement is in full force and effect and neither the Adviser nor, to the knowledge of the Adviser, any other party to the Investment Advisory Agreement is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Adviser under such document.

(x)   All information furnished by the Adviser for use in the Registration Statement and the Prospectus, including, without limitation, the description of the Adviser does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make such information not misleading (in the case of the Prospectus, in light of the circumstances under which such information is provided).

(xi)  There has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Adviser from that set forth in the Prospectus, and there have been no transactions entered into by the Adviser which are material to the Adviser other than those in the ordinary course of its business or as described in the Prospectus.

(xii)  Neither the Adviser nor BDC Partners, nor any of their affiliates, has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the issuance of the Rights or the sale or resale of the Rights and the Shares.

(xiii)  The operations of the Adviser and BDC Partners are and have been conducted at all times in compliance with applicable Money Laundering laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or BDC Partners with respect to the Money Laundering laws is pending or, to the knowledge of the Adviser or BDC Partners, threatened.

(xiv)  The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

(xv)  BDC Partners maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets if compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Any certificate signed by or on behalf of the Adviser or BDC Partners and delivered to the Dealer Manager or counsel for the Dealer Manager in connection with the Rights Offering shall be deemed to be a representation and warranty by the Adviser or BDC Partners, as applicable, as to the matters covered therein to the Dealer Manager.

2.  Agreement to Act as Dealer Manager.

(a)  On the basis of the representations and warranties contained herein, and subject to the terms and conditions of this Agreement:

(i)  The Company hereby appoints the Dealer Manager and other soliciting dealers entering into a Soliciting Dealer Agreement, in the form attached hereto as Exhibit A, with the Dealer Manager (the “ Soliciting Dealers ”), to solicit, in accordance with the Securities Act, the Investment Company Act, the Exchange Act and their customary practice, the exercise of the Rights, subject to the terms and conditions of this Agreement, the procedures described in the Registration Statement and, where applicable, the terms and conditions of such Soliciting Dealer Agreement; and

(ii)   The Company agrees to furnish or cause to be furnished to the Dealer Manager lists, or copies of those lists, showing the names and addresses of, and number of shares of Common Stock held by, Holders.

(b)  The Dealer Manager agrees to provide to the Company, in addition to the services described in paragraph (a) of this Section 2, financial advisory and marketing services in connection with the Rights Offering.

(c)  No fee or reimbursement, other than the fees provided for in Section 3 of this Agreement and the reimbursement of the Dealer Manager’s out-of-pocket expenses as described in Section 5 of this Agreement, will be payable by the Company to the Dealer Manager in connection with any services provided or costs and expenses incurred by the Dealer Manager pursuant to this Agreement.

(d)  Each of the Company and the Dealer Manager agrees that the Dealer Manager is an independent contractor with respect to the solicitation of the exercise of Rights and the performance of financial advisory and marketing services to the Company contemplated by this Agreement, and the Dealer Manager shall not be deemed to be an agent or fiduciary of the Company or any of its affiliates, equity holders or creditors, or of any person, including Soliciting Dealers, arising out of its engagement pursuant to this Agreement. In soliciting the exercise of Rights, no Soliciting Dealer shall be deemed to be acting as the agent or fiduciary of the Dealer Manager or of the Company or any of their respective affiliates, equity holders or creditors, or of any other person. It is understood that the Dealer Manager is being engaged hereunder solely to provide the services described above on behalf of the Company and that the Dealer Manager is not acting as an agent or fiduciary of, and shall have no duties or liability to, the equity holders of the Company or any other third party in connection with its engagement hereunder.

(e)  The Dealer Manager agrees to perform the services set forth above with respect to the Rights Offering in accordance with its customary practices in connection with similar transactions, including (but not limited to) using its reasonable best efforts to solicit the exercise of Rights pursuant to the Rights Offering and in communicating with the Soliciting Dealers.

(f)  In rendering the services contemplated by this Agreement, neither the Dealer Manager nor any affiliate thereof will be subject to any liability to the Company or the Adviser or any of their respective affiliates, for any losses, claims, damages, liabilities or expenses arising from any act or omission on the part of any securities broker or dealer (except with respect to the Dealer Manager acting in such capacity) or any other person, and the Dealer Manager will not be liable for acts or omissions in performing its obligations under this Agreement or otherwise in connection with the Rights Offering, except to the extent that any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the willful misfeasance or gross negligence of the Dealer Manager or by reason of the reckless disregard of the obligations and duties of the Dealer Manager under this Agreement.

3.  Dealer Manager and Solicitation Fees. In full payment for the financial advisory, marketing, soliciting and any other services rendered and to be rendered hereunder by the Dealer Manager, the Company agrees to pay the Dealer Manager a fee (the “Dealer Manager Fee”) equal to 4% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights and the Over-Subscription Privilege. In full payment for the soliciting efforts to be rendered, the Dealer Manager agrees to reallow soliciting fees (the “Soliciting Fees”) to Soliciting Dealers equal to 0.5% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights and the Over-Subscription Privilege. The Dealer Manager agrees to pay the Soliciting Fees to the Soliciting Dealers designated on the applicable portion of the form used by the Holder to exercise Rights and the Over-Subscription Privilege, and if no Soliciting Dealer is so designated pursuant to the terms of the Soliciting Dealer Agreement, then the Dealer Manager shall retain such Soliciting Fees for Shares issued pursuant to the exercise of Rights and Over-Subscription Privilege. The Company shall have no obligation to pay (or reimburse the Dealer Manager) for Soliciting Fees. Payment to the Dealer Manager by the Company will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Manager. Such payment will be made on each date on which the Company issues Shares after the Expiration Date. Payment to a Soliciting Dealer will be made by the Dealer Manager by check to an address identified by such Soliciting Dealer. Such payments shall be made on or before the tenth business day following each date on which the Company issues Shares after the Expiration Date.

4.  Covenants of the Company, the Adviser and BDC Partners. Each of the Company, the Adviser and BDC Partners covenants with the Dealer Manager as follows:

(a)  To use its best efforts to cause the Registration Statement to become effective under the Securities Act, and to advise the Dealer Manager promptly as to the time at which the Registration and any amendments thereto (including any post-effective amendment) becomes so effective.

(b)  To notify the Dealer Manager promptly, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (v) of the suspension of the qualification of the Shares or the Rights for offering or sale in any jurisdiction. Each of the Company, the Adviser and BDC Partners will make every reasonable effort to prevent the issuance of any stop order described in subsection (iv) hereunder and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(c)  that if, at the time this Agreement is executed and delivered, it is necessary for any post-effective amendment to the Registration Statement to be declared effective before the Shares may be issued and sold as contemplated herein, the Company shall endeavor to cause such post-effective amendment to become effective as soon as possible, and the Company shall advise Dealer Manager promptly and, if requested by Dealer Manager, shall confirm in writing, (i) when any such post-effective amendment has become effective, and (ii) if Rule 430A under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 497 under the Securities Act (which the Company agrees to file in a timely manner under such Rule).

(d)  to advise the Dealer Manager promptly of, and, if requested, confirming in writing, any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise the Dealer Manager promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, and to provide the Dealer Manager copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Dealer Manager shall reasonably object in writing.

(e)  The Company shall not directly or indirectly sell, offer to sell, enter into any agreement to sell, or otherwise dispose of, any equity or equity related securities of the Company or securities convertible into such securities, other than the Rights, the Shares and the Common Stock issued in connection with the reinvestment of dividends or distributions, for a period of 90 days from the date of this Agreement without the prior consent of the Dealer Manager.

(f)  To the extent required, to use its best efforts to cause the Shares to be duly authorized for listing by the Nasdaq Global Select Market prior to the time of issuance.

(g)  To advise or cause the Subscription Agent or Information Agent to advise the Dealer Manager and each Soliciting Dealer from day to day during the period of, and promptly after the termination of, the Rights Offering, as to the names and addresses of all Holders exercising Rights, the total number of Rights exercised by each Holder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Soliciting Dealer, the number of Rights exercised on exercise forms indicating the Dealer Manager or such Soliciting Dealer, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request; and will notify the Dealer Manager and each Soliciting Dealer, not later than 5:00 P.M., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Soliciting Dealer, the number of Rights exercised on exercise forms indicating the Dealer Manager or such Soliciting Dealer, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request.

(h)  Except as required by applicable law, the use of any reference to the Dealer Manager in any Offering Materials or any other document or communication prepared, approved or authorized by the Company, the Adviser or BDC Partners in connection with the Rights Offering is subject to the prior approval of the Dealer Manager, provided that if such reference to the Dealer Manager is required by applicable law, the Company, the Adviser and BDC Partners agree to notify the Dealer Manager within a reasonable time prior to such use, but the Company, the Adviser and BDC Partners are nonetheless permitted to use such reference.

(i)  To furnish to the Dealer Manager, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Dealer Manager may reasonably request.

(j)  The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus.

(k)  The Company and the Adviser will not take any action designed to cause or result in the manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of Shares in violation of the Securities Act, the Investment Company Act or the Exchange Act, or the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.

(l)  If any event shall occur as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a Holder, to forthwith amend or supplement the Prospectus by preparing and filing with the Commission (and furnishing to the Dealer Manager a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel for the Dealer Manager), at the Company’s expense, which will amend or supplement the Registration Statement or the Prospectus so that the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m)  To endeavor to qualify the Rights and the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Dealer Manager shall reasonably request.

(n)  The Company will comply with all applicable securities and other applicable laws, rules and regulation, including, without limitation, the Sarbanes-Oxley Act of 2002, and will use reasonable efforts to cause the Company’s directors and officers, in their capabilities, as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of Sarbanes-Oxley Act of 2002.

(o)  The Company will use reasonable best efforts to comply with the requirements to qualify as a regulated investment company under Subchapter M of the Code with respect to any fiscal year in which the Company is an investment company registered under the Investment Company Act.

(p)  The Company, the Adviser and BDC Partners will use their reasonable efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to the Dealer Manager’s obligations as set forth in this Agreement.

(q)  As soon as practicable, the Company will make generally available to its security holders and to the Dealer Manager an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

5.  Payment of Expenses.

(a)  The Company will pay all its own expenses incident to the performance of its obligations under this Agreement and in connection with the Rights Offering, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares and exercise forms relating to the Rights, (iii) the fees and disbursements of the Company’s counsel (including the fees and disbursements of local counsel) and accountants, (iv) the qualification of the Rights and the Shares under securities laws in accordance with the provisions of Section 4(l) of this Agreement, including filing fees and, subject to Section 5(b), the reasonable out-of-pocket fees and expenses relating to the preparation and delivery of any Blue Sky Letter by counsel to the Dealer Manager, (v) the printing or other production and delivery to the Dealer Manager of copies of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and other production and delivery of copies of any Blue Sky Letter, (vii) the reasonable out-of-pocket fees and expenses incurred with respect to any filing with the Financial Industry Regulatory Authority (“FINRA”), (viii) the fees and expenses incurred in connection with the listing of the Shares on the Nasdaq Global Select Market, (ix) the printing or other production, mailing and delivery expenses incurred in connection with the Prospectus and the Offering Materials, (x) the fees and expenses incurred by the Company with respect to the Subscription Agent and Information Agent, (xi) all reasonable out-of-pocket fees and expenses, if any, and subject to Section 5(b), incurred by the Dealer Manager and Soliciting Dealers in connection with their mailing and handling of materials related to the Rights Offering to their customers and (xii) all other fees and expenses, including the expenses of the Company of a roadshow, if any, (but excluding the announcement, if any, of the Rights Offering in The Wall Street Journal) incurred in connection with or relating to the Rights Offering.

(b)  In addition to any fees that may be payable to the Dealer Manager under this Agreement, whether or not the Rights Offering is consummated, the Company shall reimburse the Dealer Manager upon request made from time to time for its reasonable expenses incurred in connection with its activities under this Agreement, including the reasonable fees and disbursements of its legal counsel, in an amount up to $50,000 (inclusive of reimbursement pursuant to Section 5(a)). The Company shall not be obligated to reimburse the Dealer Manager for any expenses arising under or in connection with this Agreement in excess of $50,000.

6.  Conditions of the Dealer Manager’s Obligations. The obligations of the Dealer Manager hereunder are subject to the accuracy of the representations and warranties of the Company, the Adviser and BDC Partners contained herein, to the performance by the Company, the Adviser and BDC Partners of their respective obligations hereunder, and to the following further conditions:

(a)  The Registration Statement shall have become effective not later than 5:30 P.M. on the Representation Date, or at such later time and date as may be approved by the Dealer Manager; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 497(b), (d) or (h), as the case may be, under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company, the Adviser, BDC Partners or the Dealer Manager, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

(b)  On the Representation Date and the Expiration Date, the Dealer Manager shall have received the favorable opinion, dated the Representation Date and the Expiration Date, as the case may be, of Sutherland Asbill & Brennan LLP, counsel for the Company, the Adviser and BDC Partners, in the form attached as Exhibit B hereto.

(c)  On the Representation Date and the Expiration Date, the Dealer Manager shall have received the favorable opinion, dated the Representation Date and the Expiration Date, as the case may be, of Satterlee Stephens Burke & Burke LLP, counsel for the Adviser, in the form attached as Exhibit C hereto.

(d)  The Dealer Manager shall have received from Blank Rome LLP, counsel for the Dealer Manager, such opinion or opinions, dated the Representation Date and the Expiration Date, with respect to the Rights Offering, the Registration Statement, the Prospectus and other related matters as the Dealer Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

The opinion of Sutherland Asbill & Brennan LLP described in Section 6(b) above shall be rendered to the Dealer Manager at the request of the Company, the Adviser and BDC Partners, as applicable, and shall so state therein. The opinion of Satterlee Stephens Burke & Burke LLP described in Section 6(c) above shall be rendered to the Dealer Manager at the request of the Adviser and shall so state therein. Each of the foregoing shall include a statement to the effect that it may be relied upon by counsel to the Dealer Manager as to the laws of the State of Maryland and Connecticut, respectively, in any opinion delivered to the Dealer Manager.

(e)  The Company shall have furnished to the Dealer Manager a certificate of the Company, signed by the Chief Executive Officer, the President or the Chief Financial Officer of the Company, dated the Representation Date and the Expiration Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that, to the best of his knowledge:

(i)  the representations and warranties of the Company in this Agreement are true and correct on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as the case may be;

(ii)   no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)  since the date of the most recent balance sheet included in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business, prospects, net worth or results of operations of the Company (excluding changes due to investment activities in the ordinary course of business), except as set forth in the Prospectus.

(f)  The Adviser shall have furnished to the Dealer Manager a certificate, signed by its Managing Member or authorized officer, dated the Representation Date and the Expiration Date, to the effect that the signer of such certificate has reviewed the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and: (i) the representations and warranties of the Adviser in this Agreement are true and correct (after giving effect to any materiality qualifications contained in such representations and warranties) on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be, and (ii) the Adviser has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date.

(g)  The Dealer Manager shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the Representation Date and the Expiration Date, and addressed to the Dealer Manager in form and substance reasonably satisfactory to the Dealer Manager.

(h)  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6, or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Dealer Manager, so material and adverse as to make it impractical or inadvisable to proceed with the Rights Offering as contemplated by the Registration Statement and the Prospectus.

(i)  Prior to the Representation Date and the Expiration Date, the Company shall have furnished to the Dealer Manager such further information, certificates and documents as the Dealer Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in form and substance to the Dealer Manager and its counsel, this Agreement and all obligations of the Dealer Manager hereunder may be canceled at, or at any time prior to, the Representation Date by the Dealer Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

7.  Indemnification and Contribution.

(a)  The Company, the Adviser and BDC Partners, jointly and severally, agree to indemnify and hold harmless the Dealer Manager, each person, if any, who controls the Dealer Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each partner, director, officer, trustee, manager, member and shareholder of the Dealer Manager (each, a “Dealer Manager Indemnified Party” ) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by, arising out of, related to or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Prospectus or any amendment or supplement thereto, or the Offering Materials, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon written information furnished to the Company by the Dealer Manager expressly for use therein.

(b)  The Dealer Manager agrees to indemnify and hold harmless each of the Company, the Adviser and BDC Partners, and each of their respective partners, directors, trustees, managers, members and shareholders (as the case may be), and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company, the Adviser and/or BDC Partners within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party” ) to the same extent as the foregoing indemnity from the Company, the Adviser and BDC Partners to the Dealer Manager, but only with reference to written information relating to the Dealer Manager furnished to the Company by the Dealer Manager expressly for use in the Registration Statement or any amendment thereof, the Prospectus or any amendment or supplement thereto, or the Offering Materials.

(c)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party” ) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party” ) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements reasonably incurred of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Dealer Manager Indemnified Parties, collectively, and (ii) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Company Indemnified Parties, collectively. In the case of any such separate firm for the Dealer Manager Indemnified Parties, such firm shall be designated in writing by the Dealer Manager. In the case of any such separate firm for the Company Indemnified Parties, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel as contemplated by the second and third sentences of this Section 7(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the material terms of such settlement at least 30 days prior to such settlement being entered into, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)  To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and/or BDC Partners on the one hand and the Dealer Manager on the other hand from the Rights Offering and the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company, the Adviser and/or BDC Partners on the one hand and of the Dealer Manager on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Adviser and/or BDC Partners on the one hand and the Dealer Manager on the other hand in connection with the Rights Offering shall be deemed to be in the same respective proportions as the net proceeds from the Rights Offering (before deducting expenses) received by the Company and the total fees received by the Dealer Manager, bear to the aggregate offering price of the Shares. The relative fault of the Company, the Adviser and/or BDC Partners on the one hand and the Dealer Manager on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser or BDC Partners or by the Dealer Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)  The Company, the Adviser, BDC Partners and the Dealer Manager agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Dealer Manager shall not be required to contribute any amount in excess of the fees received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)  The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company, the Adviser and BDC Partners contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Dealer Manager Indemnified Party or by or on behalf of any Company Indemnified Party and (iii) acceptance of and payment for any of the Shares.

(g)  Each of the Company, the Adviser and BDC Partners agrees to indemnify each Soliciting Dealer and controlling persons to the same extent and subject to the same conditions and to the same agreements, including with respect to contribution, provided for in subsections 7(a), 7(d), 7(e), 7(f) and 7(g), to the extent that a court of competent jurisdiction determines that such Soliciting Dealer, or such controlling person, is a statutory underwriter under the Securities Act.

(h)  No party shall be entitled to indemnification under this Section 7 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

8.  Information Furnished by the Dealer Manager. The name of the Dealer Manager set forth on the cover page of the Prospectus and the statements set forth in the first sentence of the first paragraph, the first sentence of the second paragraph and the fourth paragraph under the caption “The Offer - Distribution Arrangements” in the Prospectus constitute the only information furnished by or on behalf of the Dealer Manager as such information is referred to in Sections 1 and 7 hereof.

9.  Termination of Agreement.

(a)  This Agreement shall be subject to termination in the absolute discretion of the Dealer Manager, by notice given to the Company prior to the expiration of the Rights Offering, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company, the Adviser or BDC Partners, which would, in the Dealer Manager’s judgment, make it impracticable or inadvisable to proceed with the Rights Offering or the sale of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities Nasdaq Stock Market; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Dealer Manager’s judgment makes it impracticable or inadvisable to proceed with the Rights Offering or the sale of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.

(b)  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5.

10.  Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Manager, will be mailed, delivered or telegraphed and confirmed to Ladenburg Thalmann & Co., Inc., 520 Madison Avenue, New York, NY 10022, with a copy to Blank Rome LLP, 405 Lexington Avenue, New York, NY 10174; if sent to the Company, the Adviser or BDC Partners, will be mailed, delivered or telegraphed and confirmed to them at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830, with a copy to Sutherland Asbill & Brennan LLP, 700 Sixth Street, Suite 700, Washington, DC 20001.

11.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12.  Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles or rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.  Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in The City and County of New York or in the U.S. District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company, the Adviser and BDC Partners hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Dealer Manager or any indemnified party. Each of the Dealer Manager, the Adviser, BDC Partners and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company, the Adviser and BDC Partners agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company, the Adviser and BDC Partners and may be enforced in any other courts to the jurisdiction of which the Company, the Adviser or BDC Partners is or may be subject, by suit upon such judgment.

14.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

15.  Merger. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Adviser, BDC Partners and the Dealer Manager.

Very truly yours,

OXFORD LANE CAPITAL CORP.

By:
Name: Jonathan H. Cohen Title: Chief Executive Officer

OXFORD LANE MANAGEMENT, LLC.

By:	BDC Partners, LLC, Managing Member

By:
Jonathan H. Cohen Managing Member of BDC Partners, LLC

BDC PARTNERS, LLC

By:
Name : Jonathan H. Cohen Title : Managing Member

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written

LADENBURG THALMANN & CO., INC.

By:
Name:
Title:

OXFORD LANE CAPITAL CORP.

Rights Offering for Shares of Common Stock

SOLICITING DEALER AGREEMENT

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

FEBRUARY 15, 2013, UNLESS EXTENDED

To Securities Dealers and Brokers:

Oxford Lane Capital Corp., a Maryland corporation (the “Company”), is issuing to its stockholders of record (“ Holders ”) at 5:00 p.m. (New York City time) on January 18, 2013 (the “ Record Date ”) non-transferable rights (“ Rights ”) entitling Holders to subscribe for an aggregate of up to 2,522,077 shares (the “ Shares ”) of common stock, par value $0.01 per share (the “ Common Stock ”), of the Company upon the terms and subject to the conditions set forth in the Company’s Prospectus (the “Prospectus”), dated January 7, 2013 (the “ Offer ”). Each such Holder is being issued one Right for each full share of Common Stock owned on the Record Date. Such Rights entitle Holders to acquire during the Subscription Period (as hereinafter defined) at the Subscription Price (as hereinafter defined), one Share for every two Rights, on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Pursuant to the over-subscription privilege in connection with the Offer (the “Over-Subscription Privilege”) Holders who fully exercise all Rights issued to them (other than those which cannot be exercised because they represent the right to acquire less than one Share) may subscribe for additional Shares (the “Remaining Shares”) on the terms and subject to the conditions set forth in the Prospectus, including as to proration. The Subscription Price will be $14.50 per share. The Subscription Period will commence on January 18, 2013 and end at 5:00 p.m., New York City time on the Expiration Date (the term “Expiration Date” means February 15, 2013 unless the Company shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term “Expiration Date” with respect to the Offer will mean the latest time and date on which the Offer, as so extended by the Company, will expire).

For the duration of the Offer, the Company has authorized and Ladenburg & Thalmann & Co., Inc. (the “Dealer Manager”) has agreed to reallow a Solicitation Fee to any qualified broker or dealer executing and delivering to the Dealer Manager a Soliciting Dealer Agreement who solicits the exercise of Rights and the Over-Subscription Privilege in connection with the Offer and who complies with the procedures described below (a “Soliciting Dealer”). Upon timely delivery to Computershare Trust Company, N.A., the Company’s Subscription Agent for the Offer, of payment for Shares purchased pursuant to the exercise of Rights (including the Over-Subscription Privilege) and of properly completed and executed documentation as set forth in this Soliciting Dealer Agreement, a Soliciting Dealer will be entitled to receive from the Dealer Manager (and not from the Company) the Solicitation Fee equal to 0.5% of the Subscription Price per Share so purchased; provided , however , that no payment shall be due with respect to the issuance of any Shares until payment therefor is actually received. A qualified broker or dealer is a broker or dealer which is a member of a registered national securities exchange in the United States or the Financial Industry Regulatory Authority (“FINRA”) or any foreign broker or dealer not eligible for membership who agrees to conform to the FINRA rules in making solicitations in the United States to the same extent as if it were a member thereof.

The Dealer Manager may engage Soliciting Dealers in its discretion and the Dealer Manager shall pay, the Solicitation Fees payable to the undersigned Soliciting Dealer, and the Company has agreed to indemnify such Soliciting Dealer on the terms set forth in the Dealer Manager Agreement, dated January 7, 2013, among the Dealer manager, the Company, Oxford Lane Management, LLC and BDC Partners (the “Dealer Manager Agreement”). Solicitation and other activities by Soliciting Dealers may be undertaken only in accordance with the applicable rules and regulations of the Securities and Exchange Commission and only in those states and other jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof. Compensation will not be paid for solicitations in any state or other jurisdiction in which the opinion of counsel to the Company or counsel to the Dealer Manager, such compensation may not lawfully be paid. No Soliciting Dealer shall be paid Solicitation Fees with respect to Shares purchased pursuant to an exercise of Rights for its own account or for the account of any affiliate of the Soliciting Dealer. No Soliciting Dealer or any other person is authorized by the Company or the Dealer Manager to give any information or make any representations in connection with the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Company through the Dealer Manager. No Soliciting Dealer is authorized to act as agent of the Company or the Dealer Manager in any connection or transaction. In addition, nothing herein contained shall constitute the Soliciting Dealers partners with the Dealer Manager or with one another, or agents of the Dealer Manager or of the Company, or create any association between such parties, or shall render the Dealer Manager or the Company liable for the obligations of any Soliciting Dealer. Except as provided above with respect to Solicitation Fees, the Dealer Manager shall be under no liability to make any payment to any Soliciting Dealer, and shall be subject to no other liabilities to any Soliciting Dealer, and no obligations of any sort shall be implied.

In order for a Soliciting Dealer to receive Solicitation Fees, the Subscription Agent must have received from such Soliciting Dealer no later than 5:00 p.m., New York City time, on the Expiration Date, either (i) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights designating the Soliciting Dealer in the applicable portion thereof and full payment for such Shares; or (ii) a Notice of Guaranteed Delivery guaranteeing delivery to the Subscription Agent by close of business on the third business day after the Expiration Date, of (a) a properly completed and duly executed Subscription Certificate designating the Soliciting Dealer in the applicable portion hereof and (b) full payment for such Shares. In the case of a Notice of Guaranteed Delivery, Solicitation Fees will only be paid after delivery in accordance with such Notice of Guaranteed Delivery has been effected. Solicitation Fees will be paid by the Dealer Manager to the Soliciting Dealer by check to an address designated by the Soliciting Dealer below by the tenth business day following each date on which the Company issues Shares after the Expiration Date with respect to which such Subscription Certificates were received.

All questions as to the form, validity and eligibility (including time of receipt) of this Soliciting Dealer Agreement will be determined by the Dealer Manager, in its sole discretion, which determination shall be final and binding. Unless waived, any irregularities in connection with a Soliciting Dealer Agreement or delivery thereof must be cured within such time as the Company shall determine. None of the Company, the Dealer Manager, the Subscription Agent for the Offer, Computershare Trust Company, N.A., or any other person will be under any duty to give notification of any defects or irregularities in any Soliciting Dealer Agreement or incur any liability for failure to give such notification.

The acceptance of Solicitation Fees from the Dealer Manager by the undersigned Soliciting Dealer shall constitute a representation by such Soliciting Dealer to the Dealer Manager that: (i) it has received and reviewed the Prospectus; (ii) in soliciting purchases of Shares pursuant to the exercise of the Rights, it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder (collectively, the “ Exchange Act ”), any applicable securities laws of any state or jurisdiction where such solicitations were made, and the applicable rules and regulation of any self-regulatory organization or registered national securities exchange; (iii) in soliciting purchases of Shares pursuant to the exercise of the Rights, it has not published, circulated or used any soliciting materials other than the Prospectus and any other authorized solicitation material furnished by the Company through the Dealer Manager; (iv) it has not purported to act as agent of the Company or the Dealer Manager in any connection or transaction relating to the Offer; (v) the information contained in this Soliciting Dealer Agreement is, to its best knowledge, true and complete; (vi) it is not affiliated with the Company; (vii) it will not accept Solicitation Fees paid by the Dealer Manager pursuant to the terms hereof with respect to Shares purchased by the Soliciting Dealer pursuant to an exercise of Rights for its own account; (viii) it will not remit, directly or indirectly, any part of Solicitation Fees paid by the Dealer Manager pursuant to the terms hereof to any beneficial owner of Shares purchased pursuant to the Offer; and (ix) it has agreed to the amount of the Solicitation Fees and the terms and conditions set forth herein with respect to receiving such Solicitation Fees. By returning a Soliciting Dealer Agreement and accepting Solicitation Fees, a Soliciting Dealer will be deemed to have agreed to indemnify and hold harmless the Company, the Dealer Manager, the partners, directors, officers, employees and agents of Company and the Dealer Manager and any person who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (the “ Indemnified Persons ”) and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or the Dealer Manager or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any action taken by such Soliciting Dealer under this Agreement or any breach of such Soliciting Dealer’s representations made herein and described above. In making the foregoing representations, the Soliciting Dealer is reminded of the possible applicability of the anti-manipulation rules under the Exchange Act if it has bought, sold, dealt in or traded in any Shares for its own account since the commencement of the Offer.

Upon expiration of the Offer, no Solicitation Fees will be payable to Soliciting Dealers with respect to Shares purchased thereafter.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement or, if not defined therein, in the Prospectus.

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS.

Please execute this Soliciting Dealer Agreement below accepting the terms and conditions hereof and confirming that you are a member firm of FINRA or a foreign broker or dealer not eligible for membership who has conformed to the FINRA rules, in making solicitations of the type being undertaken pursuant to the Offer in the United States to the same extent as if you were a member thereof, and certifying that you have solicited the purchase of the Shares pursuant to exercise of the Rights, all as described above, in accordance with the terms and conditions set forth in this Soliciting Dealer Agreement. Please forward two executed copies of this Soliciting Dealer Agreement to Ladenburg Thalmann & Co., Inc., 520 Madison Avenue, New York, NY 10022, Attn: ____________________.

OXFORD LANE Capital Corp.

Rights Offering

Expires February 15, 2013

A signed copy of this Soliciting Dealer Agreement will be promptly returned to the Soliciting Dealer at the address set forth below.

Very truly yours,

LADENBURG THALMANN & CO., INC., as Dealer Manager

By:
Name:
Title:

PLEASE COMPLETE THE INFORMATION BELOW

Printed Firm Name	Address

Contact at Soliciting Dealer

Authorized Signature	Area Code and Telephone Number

Name and Title	Facsimile Number

Dated:

Payment of the Solicitation Fee shall be
mailed by check to the following address:

-34-